PURCHASE AND SALE AGREEMENT
                                BY AND AMONG

                         WINDWARD NURSING CENTER, INC.,
                             a Georgia corporation;

                  HEALTHCARE FACILITIES LIMITED PARTNERSHIP I,
                         a Louisiana limited partnership;

                          OAK MANOR NURSING HOME, LTD.,
                         a Florida limited partnership

                                      and

                        CENTRAL TAMPA NURSING HOME, LTD.,
                         a Florida limited partnership

                          (collectively, "SELLERS")

                                      AND

                             JJS PROPERTIES, INC.,
                            a Delaware corporation

                                   ("BUYER")

                                 April 30, 1999

                             WINDWARD NURSING CENTER
                              DANIA NURSING CENTER
                                OAK MANOR VILLAS
                          CENTRAL TAMPA NURSING CENTER

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                         PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of April 30, 1999, by and among WINDWARD NURSING CENTER, INC., a Georgia corporation ("Windward"); HEALTHCARE FACILITIES LIMITED PARTNERSHIP I, a Louisiana limited partnership ("HFLP"); OAK MANOR NURSING HOME, LTD., a Florida limited partnership ("Oak Manor"); and CENTRAL TAMPA NURSING HOME, LTD., a Florida limited partnership ("Central Tampa") (each a "Seller" and collectively the "Sellers") and JJS PROPERTIES, INC., a Delaware corporation ("Buyer").

                              R E C I T A L S:

     A. Sellers are the fee owners of those certain parcels of real property more particularly described in Exhibit A attached hereto and by this reference incorporated herein (each individually, a "Parcel," and collectively, the "Land").

     B. The Land is improved with certain buildings and other Improvements (as hereinafter defined) and each Parcel together with the improvements thereon is presently being operated either as a skilled nursing facility or a CCRC facility.

     C. Sellers desire to sell, and Buyer desires to buy, all of the Property (as hereinafter defined) upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     As used herein (including any Exhibits attached hereto), the following terms shall have the following meanings:

     "Acquisition Guaranty" shall mean that certain Guaranty of Obligations of even date herewith executed by Guarantors in favor of Buyer pursuant to which Guarantors guaranteed Sellers' representations, warranties and other obligations, under this Agreement, any management agreements with respect to the Facilities and any Transition Agreements.

     "Affiliate" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity.

     "Bills of Sale" shall mean bills of sale in the form attached as Exhibit B hereto and sufficient to transfer to Buyer and/or Buyer's Designees all
Personal Property.   Sellers acknowledge that Buyer may form one or more
affiliated entities or may designate one or more third parties prior to Closing to take title to the Property and agree to execute the Bills of Sale in favor of such affiliated entity or entities or third party or parties at Closing if so requested by Buyer.

     "Business Agreement" shall mean any management agreement, Patient Agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument affecting all or a portion of the Property and which is presently in effect or binding upon any Seller or all or any portion of the Property.

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     "Buyer's Designee" or "Buyer's Designees" shall mean each third party, or collectively, those third parties (a) to which Buyer may direct Sellers to deed at Closing all or a portion of the Land and the other Property relating to such Land, or (b) with which Buyer may enter into an operating lease or operating leases at Closing with respect to all or a portion of the Land and the other Property relating to such Land.

     "Central Tampa Facility" shall mean a one hundred (100) bed skilled nursing facility commonly known as Central Tampa Nursing Home and located in Hillsborough County, Florida.

     "Certificates of Need" shall mean any and all certificates of need and other similar instruments issued by the Florida Agency for Health Care Administration or Georgia Department of Human Services with respect to the licensing and operations of the Facilities located in the State of Florida or the State of Georgia, as applicable.

     "Certificates of Non-Foreign Status" shall mean certificates dated as of the Closing Date, addressed to Buyer and/or Buyer's Designees and duly executed by each Seller, in the form of Exhibit C attached hereto.

     "Claim" shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

     "Closing" shall mean the consummation of the sale and purchase provided for herein.

     "Closing Conference" shall mean a conference held on the Closing Date in order to bring about the Closing at the offices of Buyer's counsel, or such other place as the parties hereto may hereafter mutually agree upon.

     "Closing Date" shall mean April 30, 1999, or such earlier or later date as shall be hereafter agreed upon by the parties hereto.

     "Closing Procedure Letter" shall mean a letter to Title Company executed by Sellers and Buyer setting forth directions for Title Company in connection with the Closing and in the form of Exhibit E attached hereto.

     "Dania Facility" shall mean an eighty-eight (88) bed skilled nursing facility commonly known as Dania Nursing Home and located in Broward County, Florida.

     "Deeds" shall mean the deeds for each of the Parcels substantially in the form of Exhibit D attached hereto, executed by the applicable Seller, as grantor, in favor of Buyer or Buyer's Designee, as grantee, conveying each of the Parcels and Improvements to Buyer and/or Buyer's Designees, subject only to the Permitted Exceptions. Sellers acknowledge that Buyer may form one or more affiliated entities or may designate one or more third parties prior to Closing to take title to the Property and agree to execute the Deeds in favor of such affiliated entity or entities or third party or parties at Closing if so requested by Buyer.

     "Due Diligence Review" shall have the meaning given such term in Section
3.2.

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     "Environmental Activities" shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Land or the Improvements or located on or present on or under the Land or the Improvements.

     "Facilities" shall mean, collectively, Central Tampa Facility, Dania Facility, Oak Manor Facility and Windward Facility.

     "Fixture" shall mean all property now or upon the Closing Date located on or about the Property which is attached or appurtenant thereto.

     "Guarantors" shall mean NewCare Health Corporation, a Nevada corporation and Chris Brogdon, an individual.

     "Hazardous Materials" shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

     "Improvements" shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Land, including, without limitation, parking lots and structures, roads, drainage and other utility structures and other so-called "infrastructure" improvements.

     "Intangible Property" shall mean all of Sellers' right, title and interest in and to (a) all Patient Agreements and all rents, profits, income or revenue derived from and after the Closing Date from such Patient Agreements or from the providing of services in or from the Facilities, documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, choses in action, now owned or hereafter acquired by Seller (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Seller's operation or ownership of the Facilities; (b) all Permits; and (c) all other intangible property or any interest therein now or on the Closing Date owned or held by Sellers (or any of their respective Affiliates) arising from or in connection with the Land, the Improvements or the Fixtures, or any business or businesses now or hereafter conducted by Sellers (or any of their respective Affiliates) or any lessee thereon or with the use thereof, including all rights of Sellers in and to all Plans and Specifications, leases, contract rights, agreements, trade names (including, without limitation, "Central Tampa Nursing Home", "Dania Nursing Home", "Oak Manor Villas" and "Windward Nursing Center"), water rights and reservations, zoning rights, business licenses and warranties (including those relating to

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


construction or fabrication) related to the Land, the Improvements or the Fixtures, or any part thereof.

     "Land" shall have the meaning given such term in Recital A hereof.

     "Laws" shall mean all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety, or handicapped persons, where the failure to abide by the same would have a material adverse effect on Buyer, any Seller or the Property or the operation or use thereof.

     "Letter of Credit" shall mean that certain Irrevocable Standby Letter of Credit Number 9766 dated June 23, 1997, issued by Fidelity National Bank in the amount of $1,159,000.

     "Loan" shall mean that certain loan from NHP, as lender, to Sellers, as borrower, pursuant to the terms of the Loan Agreement, in the principal amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000), as evidenced by, inter alia, that certain Secured Promissory Note dated May 14, 1997, executed by Sellers, as maker, in favor of NHP, as holder, in the original principal amount of the Loan.

     "Loan Agreement" shall mean that certain Loan Agreement dated as of May 14, 1997, between Sellers, as borrower, and NHP, as lender.

     "Loan Amount" shall mean the amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000).

     "NHP" shall mean Nationwide Health Properties, Inc., a Maryland corporation.

     "Oak Manor Facility" shall mean a four hundred five (405) bed CCRC facility commonly known as Oak Manor Villas and located in Pinellas County, Florida.

     "Operating Settlement Statement" shall have the meaning given such term in Section 6.2.

     "Parcel" shall have the meaning given such term in Recital A.

     "Patient Agreements" shall mean all life care contracts, leases, rental and occupancy agreements, lease commitments, nursing care admission and payment documents, reservation agreements and concessions, and all deposits made thereunder with respect to the period from and after the Closing Date, relating to the Property.

     "Permits" means all permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations, including, without limitation, any Certificates of Need or other similar certificates and any certificates of occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property, and all amendments, modifications, supplements, general conditions and addenda thereto. As used herein, "quasi-governmental" shall include the providers of all utility services to the Property.

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



     "Permitted Exceptions" shall mean those title exceptions or defects which have been approved in writing by Buyer and Buyer's Designees to appear as exceptions on the Title Policies.

     "Person" shall mean any individual, partnership, association, corporation, Governmental Authority or other entity.

     "Personal Property" shall mean all Intangible Property and all machinery (excluding any financed vehicles unless such debt is assumed by Buyer or Buyer's Designee), equipment, furniture, tools, furnishings, movable walls or partitions, computers or other personal property, other than the Fixtures, acquired by or for the account of Sellers and used or useful in the operation of Sellers' business at the Facilities whether now or on the Closing Date located on or about the Land or the Improvements or used in connection with the operation thereof which is owned or hereafter acquired by Sellers, together with all accessions, additions, parts, attachments, accessories or appurtenances thereto.

     "Plans and Specifications" shall mean all drawings, plans, specifications, blueprints, studies, structural reviews, and engineering, soil, seismic, geologic, architectural and other reports relating to the Property.

     "Property" means, collectively, the Land and all rights, titles, and appurtenant interests, the Improvements, the Fixtures, the Personal Property and the Intangible Property. As used in the foregoing, "appurtenant interests" shall mean those interests which pass by operation of law with the conveyance of the fee simple estate in the Land and Improvements.

     "Purchase Price" shall mean an amount equal to the Loan Amount.

     "Real Property" shall mean the Land, the Improvements and the Fixtures.

     "Rent Roll" shall have the meaning given such term in Section 3.1(a).

     "Service Contracts" shall have the meaning given such term in Section
3.1(d).

     "Transition Agreements" shall have the meaning given such term in Section 5.5(b)(i).

     "Title Company" shall mean the underwriter of the Title Policies and shall be Chicago Title Insurance Company, whose address is c/o Gregory D. Hughes, Esq., Hughes and White, 2000 Riveredge Parkway, Suite 850, Atlanta, Georgia 30328.

     "Title Policies" shall mean, with respect to each Parcel, an ALTA Extended Coverage Owner's Policy of Title Insurance, together with such endorsements thereto as are reasonably requested by Buyer and/or Buyer's Designees, with liability in the amount of the Purchase Price as allocated to each of the Facilities in Buyer's discretion, dated as of the Closing Date, issued by Title Company, insuring title to the fee interest in the Real Property in Buyer or Buyer's Designee, as the case may be, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance.

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     "Warranties" shall mean all warranties, representations and guaranties with respect to the Property, whether express or implied, which Sellers (or any of their respective Affiliates) now hold or under which Sellers or any such Affiliates are the beneficiaries.

     "Windward Facility" shall mean a one hundred (100) bed skilled nursing facility commonly known as Windward Nursing Center located in Hall County, Georgia.

     "Written Authorization to Close" shall mean a letter to Title Company, in the form of Exhibit F, executed by Buyer and Sellers, directing Title Company to comply with the instructions in the Closing Procedure Letter.

                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE;
                            LETTER OF CREDIT PROCEEDS

     2.1 Agreement to Purchase and Sell. Sellers hereby agree to sell, convey and assign the Property to Buyer, and Buyer agrees to buy and accept the Property from Sellers, on the terms and conditions and for the Purchase Price as hereinafter set forth.

                                   ARTICLE III
                DELIVERY OF INFORMATION AND DUE DILIGENCE REVIEW

     3.1 Delivery of Information. Prior to or concurrently with the Closing, Sellers shall deliver or shall cause to be delivered to Buyer and/or Buyer's Designees the following documents:

          (a) a copy of the Patient Agreements together with a rent roll (the "Rent Roll") containing the following information as to each Patient
Agreement: (i) the name and unit occupied by the resident; (ii) the commencement and expiration dates of each Patient Agreement; (iii) the amount of security deposit, if any, and prepaid amounts in excess of the amounts due for the current month; (iv) the monthly amounts payable by each resident; (v) the existence of any options to renew or extend; and (vi) a complete list of all services provided to each resident and the charges incurred by the resident for the services;

          (b) to the extent in the possession of Sellers or any of their respective Affiliates, all plans and specifications and as-built drawings and all building permits, certificates of occupancy, soil reports, engineers' reports and studies and all similar information relating to the Property or its management, operation, maintenance or use;

          (c)  a list of all Personal Property;

          (d) a list of all equipment lessors and/or service providers, together with true copies of all equipment leases, service and other contracts pertaining to the Property in respect to which any Seller is obligated and which cannot be terminated upon thirty (30) days notice (the "Service Contracts");

          (e) all licenses and permits relating to the operation of the Property as either a skilled nursing facility, assisted living facility and/or independent living facility, as applicable;

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          (f)  copies of property tax bills, utility bills, and similar records for the past year;

          (g) operating statements, financial statements (for year-end 1997, 1998 and interim 1999) and such other documents as may be material to a financial evaluation of the Property; and

          (h) a copy of the three most recent Medicaid surveys and/or other governmental inspection reports for each of the Facilities (which shall include all licensure and/or certification and/or complaint surveys), along with any outstanding or proposed plans of correction.

                                  ARTICLE IV
                      OBLIGATIONS OF SELLER AFTER CLOSING

     4.1  Obligations of Seller After Closing.

          (a) Sellers Obligations. Except for such expenses as are prorated pursuant to Section 6.2 below, Sellers shall be responsible for payment of all charges, bills and invoices for utilities, labor, goods, materials and services of any kind relating to the Property for the period prior to the Closing.

          (b) Cooperation of Sellers after the Closing. Upon Buyer's or any Buyer's Designee's request, Sellers shall cooperate with Buyer or such Buyer's Designee in obtaining any and all permits, licenses, authorizations, and other governmental approvals necessary for the operation of the Property.

                                   ARTICLE V
                            CLOSING AND CONDITIONS

     5.1 Closing Conference. The Closing shall take place at the Closing Conference on or before the Closing Date.

     5.2  Delivery to Title Company.

          (a) Deliveries by Sellers. On or before the Closing Date Sellers shall deliver or cause to be delivered to Title Company the following items, all of which shall be in form and substance acceptable to Buyer and/or Buyer's Designees, and each of which shall be executed by the applicable Seller (or other appropriate party) and acknowledged by a notary public where applicable:

               (i) a Deed for Central Tampa Facility duly executed and acknowledged by Central Tampa;

               (ii) a Deed for Dania Facility duly executed and acknowledged by HFLP;

               (iii) a Deed for Oak Manor Facility duly executed and acknowledged by Oak Manor;

               (iv) a Deed for Windward Facility duly executed and acknowledged by Windward;

               (v) payoff letters from the holders or claimants of, or with respect to, any encumbrance or monetary lien affecting the Property (other than monetary lien in favor of NHP affecting the Property); and

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               (vi) any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deeds by any state, city or county agency having jurisdiction over the Property or the transactions contemplated hereby.

          (b) Deliveries by Buyer. On or before the Closing Date, Buyer shall deliver to Title Company any closing adjustments and prorations due from Buyer described in Article VI and set forth on the closing statement, by wire transfer to Title Company in same day available funds.

          (c) Form of Payment of Purchase Price. Sellers acknowledge and agree that the Purchase Price to be paid hereunder shall be deemed to have been fully paid and satisfied at Closing by the delivery of a release or releases from NHP in favor of Sellers and the guarantors under the Loan Agreement, which fully release Sellers and such guarantors from all of their respective obligations under the Loan Agreement and the other loan documents evidencing and/or securing the Loan. Sellers further acknowledge that the delivery of such release or releases by NHP is contingent upon NHP's ability to draw upon the full amount of the Letter of Credit and to apply the proceeds for such Letter of Credit to (i) all amounts due from Sellers to NHP through the Closing Date under the terms of the Loan Agreement and the other loan documents (excluding the obligation to make payments of principal, the obligation to pay Accrued Basic Interest and any increase in the Basic Interest rate relating thereto), and (ii) certain transaction costs and fees payable by Sellers under the terms of this Agreement, all as set forth on the closing statement delivered pursuant to the terms of the Closing Procedure Letter. In no event shall any of the funds received by NHP from the draw upon the Letter of Credit be deemed or construed to reduce or repay any portion of the outstanding principal amount of the Loan.

          (d) Closing Procedure Letter. The deliveries to be made to Title Company under this Section 5.2 shall be made in accordance with and subject to the Closing Procedure Letter.

     5.3 Delivery to Parties at Closing Conference. Upon satisfaction of all the conditions in the Closing Procedure Letter for recordation of the Deeds and upon receipt by Buyer and Sellers of written advice from Title Company that such conditions have been satisfied and that Title Company is prepared to record the Deeds, disburse funds and issue its unconditional, irrevocable commitment to issue the Title Policies, the following items are to be delivered at the Closing Conference:

          (a) Items To Be Delivered by Sellers. Sellers shall deliver or cause to be delivered to Buyer and/or Buyer's Designees the following items, all of which shall be in form and substance acceptable to Buyer and/or Buyer's Designees, and each of which shall be executed by the applicable Seller (or other appropriate party) and acknowledged by a notary public where applicable:

               (i) a Bill of Sale for Central Tampa Facility executed by Central Tampa;

               (ii)  a Bill of Sale for Dania Facility executed by HFLP;

               (iii)  a Bill of Sale for Oak Manor Facility executed by Oak
Manor;

               (iv) a Bill of Sale for Windward Facility executed by Windward;

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               (v)  the Acquisition Guaranty;

               (vi) Certificates of Non-Foreign Status executed by each of Windward, HFLP, Oak Manor and Central Tampa;

               (vii) a termination of any existing management agreements with respect to the Facilities;

               (viii) any consents, approvals and other governmental and quasi-governmental authorizations reasonably required by Buyer and/or Buyer's Designees relating to the transfer of the Certificates of Need and any other Permits;

               (ix) any information reasonably required to enable Buyer or Buyer's Designees to take possession of the Property upon Closing; and

               (x) such evidence of the due execution, delivery and authorization of documents executed by any Seller in connection with this Agreement and the transactions contemplated hereunder as Buyer and/or Buyer's Designees may reasonably request.

          (b) Items To Be Delivered by Buyer. Buyer shall deliver to Sellers the following items, all of which shall be in form and substance acceptable to
Sellers:

            (i) Such evidence of the due execution, delivery and authorization of documents executed by Buyer in connection with this Agreement and the transactions contemplated hereunder as Sellers may reasonably request; and

            (ii) A release or releases in favor of Sellers and the guarantors under the Loan Agreement as described in Section 5.2(c) above.

          (c) Items To Be Delivered by Both Buyer and Sellers. Buyer or Buyer's Designees, as the case may be, and Sellers shall jointly deliver all notices of change of ownership or other similar notices required by any governmental or quasi-governmental authority or agency having jurisdiction over the Property or any portion thereof or any activities occurring on the Property or deemed reasonably advisable by Buyer and/or Buyer's Designees.

          (d) Written Authorization to Close. Upon receipt of the items described in this Section 5.3, and upon compliance with the other terms and conditions of this Agreement, Sellers and Buyer shall execute and deliver to Title Company the Written Authorization to Close; provided, however, Buyer shall not execute or deliver the Written Authorization to Close if there is a material change in any representation or warranty of Sellers, and Buyer does not waive the same in writing.

     5.4 Title Insurance. As a condition to Buyer's obligation to consummate the transactions herein contemplated, Buyer shall receive on the Closing Date a proforma of each of the Title Policies acceptable to Buyer and an unconditional, irrevocable commitment from Title Company to issue the Title Policies in conformity with the aforementioned proformas. Sellers shall deliver to Title Company such instruments, documents, payments, indemnities, releases and agreements and shall perform such other acts as Title Company shall reasonably require in order to issue the Title Policies.

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     5.5  Additional Conditions.

          (a) Mutual Conditions. In addition to the conditions provided in other provisions of this Agreement, each party's obligation to perform its undertakings provided in this Agreement is conditioned upon the following:

               (i) Performance by Other Party. The due performance by the other party of each and every material undertaking and agreement to be performed by it hereunder (including the delivery by such other party of the items specified in Sections 5.2 and 5.3 above).

               (ii) Representations and Warranties. Each representation and warranty made by the other party in this Agreement shall be true and correct in all material respects on the date hereof and at all times up to and including the Closing Date.

               (iii) No Bankruptcy or Dissolution. As of the Closing Date, none of the following shall have been done by, against or with respect to Buyer, any Seller (or any Affiliate of any of them), any constituent general partner in any of the entities that comprise Sellers, or any person or entity as to which any Seller or its principals have effective management control:
(A) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; (F) a dissolution or liquidation; or (G) any material adverse change in the financial condition of such party.

          (b) Conditions to Buyer's Performance. In addition to the conditions provided elsewhere in this Agreement, Buyer's obligation to perform its undertakings provided in this Agreement is conditioned upon the following:

               (i) Transition Agreements with Buyer or Buyer's Designees. Sellers shall enter into such agreements with Buyer and/or Buyer's Designees as are reasonably necessary to facilitate the transfer of operations at the Property from Sellers to such parties following the Closing (the "Transition Agreements"). Such Transition Agreements shall include, without limitation, provisions providing for: (A) assignment and assumption of the Service Contracts by the applicable transferee, and (B) the matters set forth in
Section 6.2.

     5.6 Waiver of Conditions. Any party may at any time or times, in its sole discretion, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of such default or as a modification of this Agreement nor shall any such failure or

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


delay prevent the exercise of any right by the nonbreaching party while the default continues. Without limiting the generality of the foregoing, in the event that for any reason any item required to be delivered to Buyer or Sellers hereunder shall not be delivered when required, then the party obligated to make such delivery shall nevertheless remain obligated to deliver the same to the party entitled to receive such delivery provided the other party delivers a written request for such delivery within six (6) months following the Closing Date and nothing (including the closing of the transaction hereunder) shall be deemed a waiver by the party entitled to receive such delivery of any such requirement, except an express written waiver or a failure to make such request within the foregoing time period.

     5.7 Outside Date. In the event that for any reason the transactions contemplated hereby shall not be consummated on or before the Closing Date, either Buyer or Sellers may extend the Closing Date to May 10, 1999, by delivering written notice of such election to the other parties. In the event that for any reason the transactions contemplated hereby shall not be consummated on or before May 10, 1999, then (unless Buyer commences an action to specifically enforce this Agreement within 30 days thereafter) either Buyer or Sellers may at any time after the Closing Date, by written notice to the other parties, terminate this Agreement and the obligations of the parties hereunder; provided, however, that such termination shall not release any party from liability for any breach of this Agreement occurring prior to such termination.

                                   ARTICLE VI
                               COSTS AND PRORATIONS

     6.1  Closing Costs.

          (a)  Sellers' Costs.  Sellers shall pay:

               (i) any and all broker's fees or similar fees claimed by any party employed by any Seller in connection with the transactions contemplated herein;

               (ii) Sellers' legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments and documents required to be delivered, or to cause to be delivered, by Sellers hereunder, including, without limitation, the cost of all performances by each Seller of its respective obligations hereunder;

               (iii) any and all state, municipal or other documentary, transfer, sales or use taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any agreement or commitment described or referred to herein or the transactions contemplated herein;

               (iv) one-half of all escrow fees and charges;

               (v) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein; and

               (vi) all expenses of or related to the issuance of the Title Policies.

          (b)  Buyer's Costs.  Buyer shall pay:

               (i) any and all broker's fees or similar fees claimed by any party employed by Buyer in connection with the transactions hereunder; provided, however, Buyer shall not be deemed to have employed any party by merely receiving information concerning Sellers, the Property or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential;

               (ii)  one-half of all escrow fees and charges;

               (iii) all costs of any ALTA surveys, any site inspections or environmental audits required by Buyer and relating to the Property; and

               (iv) Buyer's legal, accounting and other professional fees and expenses and the cost of all certificates, instruments and documents required to be delivered by Buyer hereunder, including, without limitation, the cost of all performances by Buyer of its obligations hereunder.

     6.2 Transfer of Operations and Prorations. Sellers acknowledge that pursuant to Section 5.5(b)(i) and as a condition to the Closing, the operations of the Facilities are to be transferred directly from Sellers to Buyer and/or Buyer's Designees at Closing pursuant to the terms of the Transition Agreements. The Transition Agreements shall set forth the specific terms under which the physical operations of the Facilities are to be transferred to such parties and shall provide for, among other things: (i) the proration of the income and expenses for each of the Facilities; and (ii) the preparation of a statement of cash in hand in the operating accounts for the Facilities, and other cash accounts maintained by Sellers with respect to the Property, all of which shall be set forth in a final accounting of the prorations specified therein (an "Operating Settlement Statement"), subject to the following:

          (a) Taxes. All general real estate and ad valorem personal property taxes and assessments shall be prorated as of the Closing Date using the latest available tax rates and assessments. Sellers shall be responsible for all general real estate and ad valorem personal property taxes and all special taxes or assessments accruing with respect to the Property for all periods prior to and through the Closing Date and Buyer or any Buyer's Designees shall be responsible for all such taxes and assessments which accrue after the Closing Date.

          (b) Utilities. Sellers shall notify all utility companies servicing the Property of the anticipated change in ownership of the Property and request that all billings after the Closing be made to Buyer or Buyer's Designee (if so requested by Buyer) at the address of the Facility being serviced. Utility meters will be read, to the extent that the utility companies will do so, during the daylight hours on the calendar day immediately before the Closing, with charges accruing prior to the Closing Date paid by Sellers and charges accruing thereafter paid by Buyer or Buyer's Designee, as the case may be.

          (c) Patient Agreements and Service Contracts. All accrued income and expenses with respect to the Patient Agreements and Service Contracts which continue to affect the Property after the Closing will be prorated as of the Closing Date.

          (d) Reservations. Buyer agrees to cause the Buyer's Designees to honor all reservation agreements and deposits for dates after the Closing. Buyer authorizes Sellers to continue to accept reservations for units and beds at the Property for periods after the Closing, provided the terms and conditions of the reservations are in the ordinary course of Sellers' business, and Buyer agrees to cause the Buyer's Designees to honor all such reservations in accordance with their terms. Any pre-closing deposits made to Sellers with respect to confirmed reservations for dates after the Closing will be credited to Buyer or such Buyer's Designees (if so requested by Buyer). Any post-closing deposits received by Sellers with respect to confirmed reservations for dates after the Closing shall be forwarded to Buyer or the applicable Buyer's Designee (if so requested by Buyer) upon receipt by Sellers.

          (e) Accounts Payable and Expenses. Subject to the Transition Agreements, all unpaid accounts payable and expenses relating to operations of the Property (i.e., accounts payable and expenses arising from items not a part of inventory (e.g., energy, utilities, insurance, advertising, trade association dues, subscriptions, etc.) or services provided (e.g., by employees, independent contractors, professionals and other consultants, by vendors pursuant to Service Contracts, etc.)) prior to the Closing shall be paid by Sellers.

          (f) Employees. Periodic employee compensation (accrued through the Closing Date), accrued vacation pay and other employee benefits that employees of Sellers are entitled to shall be paid by Sellers to those employees upon Closing. Sellers shall be fully responsible following the Closing for any unpaid employee benefits, severance obligations and liabilities of Sellers' employees, and shall indemnify, defend and hold harmless Buyer and Buyer's Designees with respect to all claims related thereto.

          (g) Inventory. The Purchase Price shall include all items on hand at the Property as of the Closing Date (including open and unopened items) normally inventoried at the Property on a monthly or quarterly basis including, but not limited to, all glass, china, linen and silver, all food and beverages, all medical, pharmaceutical and operating supplies, as well as all other personal property, furniture, fixtures and equipment located at the Property as of the Closing Date.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     7.1 Representations and Warranties of Sellers. In order to induce Buyer to enter into this Agreement, each Seller represents and warrants to Buyer as follows which representations and warranties shall be true and correct without exception as of the date hereof and as of the Closing Date:

          (a) Title. Sellers have good, marketable (and insurable with respect to the Land and Improvements) title to, and the entire right, title, and interest in, the Facilities, free and clear of any and all leases, liens, encumbrances or other liabilities, subject only to the Permitted Exceptions and the Patient Agreements approved by Buyer.

          (b) Utilities. The Facilities have available to their respective boundaries adequate utilities, including, without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of each of the Facilities as a skilled nursing facility, assisted living facility and/or independent living facility, as applicable.

          (c)  [Intentionally deleted].

          (d)  Compliance.

               (i) Sellers have obtained all approvals, licenses, permits and other permissions related to the operation of the Facilities for their current use as are required under any applicable Laws (including, without limitation, any such approvals with respect to any licenses or Certificates of Need with respect to each of the Facilities).

            (ii) Sellers have and shall maintain all Permits and all other consents, approvals, licenses, permits and other permissions related to the operation of the Facilities for their current and intended use Intended Use as are required under any Business Agreements or applicable Laws (including, without limitation, any such approvals with respect to any Certificates of Need with respect to each of the Facilities).

            (iii) Notwithstanding the foregoing in (i) and (ii) above, if any additional consents, approvals, licenses, permits or other permissions are required in connection with the operation of the Facilities for their current and intended use, Sellers hereby agrees that Sellers shall, as promptly as practical, use their reasonable best efforts to obtain all such additional consents, approvals, licenses, permits and other permissions related to such use and required under any Business Agreement or applicable Laws.

            (iv) The licences and certifications are in full force and effect, and Sellers have received no notice that, and after due inquiry Sellers have no knowledge that the transactions contemplated herein will in any way jeopardize or threaten the validity of the licenses and certifications.

          (e) Zoning. To the best knowledge of Sellers, the Facilities are properly and fully zoned for their current use and the Facilities and the operation and use thereof, including, without limitation, all boundary line adjustments to the Facilities, comply in all material respects with all applicable Laws (including, without limitation, those Laws which govern the subdivision of real property).

          (f) No Notices of Non-Compliance. Sellers have not received any notice that and Sellers have no knowledge that (a) any government authority or any employee or official thereof considers that the operation or use of any one or more of the Facilities for its current use to have failed or will fail to comply with any Laws (excluding any notices of correction or other statements of non-compliance arising out of the routine licensing survey process), (b) any investigation has been commenced or is contemplated respecting any such possible or actual failure of the operation or use of any one or more of the Facilities for such use to comply with any Laws, and (c) there are any unsatisfied requests for repairs, restorations or alterations with regard to any one or more of the Facilities (excluding repair work in progress at Central Tampa) from any Person, including, but not limited to, any lender, insurance carrier or government authority.

          (g)  Due Authorization, Execution, Organization, etc.

               (i) This Agreement is, and on the Closing Date will be, duly authorized, executed and delivered by and is binding in accordance with its terms upon Sellers, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

               (ii) Windward is a duly organized, validly existing Georgia corporation and is in good standing to do business in the State of Georgia. HFLP is a duly organized, validly existing Louisiana limited partnership and is in good standing to do business in the State of Florida. Oak Manor and Central Tampa are duly organized, validly existing Florida limited partnerships and are in good standing to do business in the State of Florida. Sellers have the power and authority to enter into this Agreement.

               (iii) Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with this Agreement, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Sellers or the Facilities.

          (h)  True, Correct and Complete Information.

               (i) To the best of Sellers' knowledge, all documents, plans, surveys and other data or information prepared by parties other than Sellers or Sellers' agents or employees and provided to Buyer in connection herewith, are true, correct and complete in all material respects and disclose all material facts with no material omissions with respect thereto.

               (ii) All documents and other data or information prepared by Sellers or Sellers' agents or employees and delivered to Buyer in connection herewith are true, correct and complete in all material respects with no material omissions with respect thereto.

          (i) Existing Agreements. There are no material agreements or understandings (whether written or oral) to which Sellers are a party or are bound, including, without limitation, any Business Agreements, relating to any one or more of the Facilities or the operation or use thereof other than the Permitted Exceptions and those documents and instruments which have been delivered by Sellers to Buyer prior to the Closing Date pursuant to Section 3.1.

          (j)  Loan Defaults.

               (i) There are no defaults or other outstanding obligations of Sellers under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) (excluding any obligation to pay the principal amount of the Loan) that will not be satisfied by the proceeds of the Letter of Credit applied to such obligations pursuant to the settlement agreement and mutual release to be executed concurrently with the Closing among NHP, Sellers and the guarantors under the Loan Agreement.

               (ii) Sellers are not in default with respect to any of their material obligations or liabilities pertaining to any one or more of the Facilities.

          (k) Litigation; Condemnation. Except for the matter of Gloworth, Inc. v. NewCare Health et al, Case No. 98-2244-C-I-15, 6th Judicial County, Pinellas County, Florida, there are no material actions, suits or proceedings pending or threatened before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting Sellers or the Facilities or any portion thereof. There are no existing, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever.

          (l)  No Taxes or Utilities Due.   Excluding any property taxes and
other costs to be paid at Closing, Sellers are not in default in the payment of any and all insurance premiums relating to the Facilities, real and personal property taxes and assessments on the Facilities and the cost of all gas, water, electricity, heat, fuel, sewer, telecommunications and other utilities relating to the Facilities.

          (m) Taxes or Special Assessments. No taxes or special assessments against the Property exist, except for those shown as existing liens by the public records.

          (n)  Employee Benefit Plans.

               (i) Sellers and each of their ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

               (ii)   No ERISA Event has occurred.

               (iii) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Sellers or any of their ERISA Affiliates.

          (o)  Union Agreements.   Sellers have delivered to Buyer true and
correct copies of all collective bargaining and other agreements with labor unions or other employee groups or associations which include Sellers' operations at the Facilities.

          (p) Hazardous Materials Representations. The Facilities and their current use do currently, and will at all times through the Closing Date continue to, comply in all material respects with all applicable Laws including, without limitation, all Laws relating to Hazardous Materials.

          (q) Patient Agreements. The Patient Agreements are in full force and effect according to the terms set forth therein. There are no uncured defaults on the part of any Seller and, to the best of each Seller's knowledge, by a resident under the Patient Agreements and, to the best of each Seller's knowledge, no resident has asserted, or has any defense to, offsets or claims against rent payable or obligations under its Patient Agreement.
All of Sellers' obligations under the Patient Agreements which accrue prior to the Closing will have been performed as of the Closing Date. Sellers have no reason to believe that any resident is or may become unable or unwilling to perform any or all of the resident's obligations under its Patient Agreement. To the best of each Seller's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between any resident and any Seller.

          (r) No Intangible Property. Other than any right Sellers may have to use the name of the Facilities, and other than the Permits required for such use, there is no Intangible Property owned or held by any third party necessary in any material way to the use or operation of the Property.

          (s) No Further Action by Partners. Central Tampa, HFLP and Oak Manor have each obtained all approvals and consents of its respective partners as are required pursuant to its respective partnership agreement and applicable laws to enter into this Agreement, the documents contemplated hereunder and to consummate the transactions contemplated hereunder, and no further consents, approvals or notices to or from its respective constituent partners are required to consummate the transactions contemplated hereunder.

     7.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows which representations and warranties shall be true and correct without exception as of the date hereof and as of the Closing
Date:

          (a) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and by legal or equitable principles relating to, limiting or affecting the enforceability of creditors' rights generally.

          (b) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly authorized and qualified to do all things required of it under this Agreement.

          (c) Buyer has the authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Buyer to close the transactions contemplated hereunder and carry out the terms hereof.

     7.3  Indemnifications.

          (a) Indemnification by Sellers. Sellers shall jointly and severally hold harmless, indemnify and defend Buyer, Buyer's Designees and the Property from and against any Claim that (i) is inconsistent with (or results from any actual or alleged fact that is inconsistent with) any representation or warranty of any Seller contained in this Agreement or in any document executed in connection with this Agreement, (ii) results from any breach or default by any Seller under this Agreement, or (iii) arises out of the negligent or intentional act or omission of any Seller, to the extent such Claim arises out of such negligent or intentional act or omission occurring prior to the Closing Date. Nothing in this Agreement shall be construed to relieve any Seller of any liability which such Seller may have to Buyer or Buyer's Designee under any Laws relating to Hazardous Materials, including, without limitation, any Claims arising out of any Environmental Activities described in any environmental assessments of the Land in the possession of Buyer or delivered to Buyer or Buyer's Designees by Sellers.

          (b) Indemnification by Buyer. Buyer shall hold harmless, indemnify and defend Sellers from and against any Claim that (i) is inconsistent with (or results from any actual or alleged fact that is inconsistent with) any representation or warranty of Buyer contained in this Agreement or in any document executed in connection with this Agreement, (ii) results from any breach or default by Buyer under this Agreement, or (iii) arises out of the negligent or intentional act or omission of Buyer, to the extent such Claim arises out of such negligent or intentional act or omission of Buyer, occurring after the Closing Date or occurring during the course of Buyer's inspection of the Property prior to the Closing Date.

          (c) General Indemnity Provisions. Each indemnity provided for under this Agreement shall be subject to the following provisions:

               (i) The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys' fees and costs (including expert fees), related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

               (ii) The indemnitee shall notify the indemnitor of any Claim against the indemnitee covered by the indemnity within one hundred eighty
(180) days after it has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees and costs (including expert fees), incurred by the indemnitee in effecting such settlement.

               (iii) The indemnity shall also run in favor of any officer, director, employee, advisor, accountant, attorney, partner or shareholder of the indemnitee or any person or entity having a direct or indirect ownership interest in the indemnitee.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1  Brokers and Consultants.   Each Seller and Buyer represent and
warrant to the other parties hereto that no broker or finder has been engaged by such party in connection with any of the transactions contemplated by this Agreement. In the event of a claim for broker's or finder's fee or commissions in connection herewith based upon any agreement inconsistent with the foregoing representations and warranties by each Seller and Buyer, the party hereto which is alleged to have engaged or otherwise retained a broker or finder shall indemnify and defend the other parties hereto from such claim. For purposes of this Section 8.1, Buyer shall not be deemed to have engaged any broker or finder by merely receiving information concerning Sellers, the Property or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential.

     8.2 Survival. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the Closing hereunder and the transfer and conveyance of the Property hereunder and any and all performances hereunder. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

     8.3 Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by the other, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

     8.4 Limitation of Liability. No advisor, trustee, director, officer, employee, accountant, attorney, beneficiary, shareholder, partner, participant or agent of or in Buyer or Sellers (other than the general partner(s) in the entities comprising Sellers) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Sellers and Buyer and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers' (or the general partners in the entities comprising Sellers, if applicable) or Buyer's, as applicable, assets for the payment of any claim or for any performance, and Buyer and Sellers hereby waive any and all such personal liability except as set forth herein. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Sellers or Buyer, as applicable, provided by law or by any other contract, agreement or instrument.

     8.5 Entire Agreement; Amendments; Captions. This Agreement and the documents referenced herein contain the entire agreement between the parties respecting the matters herein set forth and supersede all prior or contemporaneous agreements or understandings, verbal or written, between the parties hereto respecting such matters. This Agreement may be amended by written agreement of amendment executed by both parties hereto, but not otherwise. Section headings shall not be used in construing this Agreement.

     8.6 Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

     8.7 Incorporation of Schedules, Exhibits and Recitals. All schedules and exhibits attached and referred to in this Agreement and all Recitals set forth at the beginning of this Agreement are hereby incorporated herein as fully set forth in this Agreement.

     8.8 Time of the Essence; Non-Business Days. Subject to the next full sentence, time is of the essence of this Agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date shall be extended until the immediately following business day. As used herein, "business day" means any day other than Saturday, Sunday or a federal holiday.

     8.9 Terminology. Whenever the words "including" "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words ", without limitation," immediately followed the same. Except as otherwise indicated, all Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Exhibits in or to this Agreement.

     8.10 Attorneys' Fees. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and reasonable costs and expenses incurred by the prevailing party, including such fees and costs incurred with respect to appeals, arbitrations and bankruptcy proceedings. As used herein, "attorneys' fees" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term "attorneys' fees" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

     8.11 Cumulative Remedies. No remedy conferred upon any party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

     8.12 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without regard to the rules governing choice of law. Notwithstanding the foregoing, any provisions of this Agreement and the documents contemplated hereunder (or any disputes arising from such documents) which relate solely to Windward Facility shall be construed and enforced in accordance with the internal laws of the State of Georgia without regard to the rules governing choice of law.

     8.13 Successors and Assigns. Neither Buyer nor Sellers may assign or transfer their respective rights or obligations under this Agreement without the prior written consent of the other party (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder). No consent given by either party hereto to any transfer or assignment of the other party's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of such other party's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     8.14 Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by any of the following means: (a) United States registered or certified mail, return receipt requested, postage prepaid; (b) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery; or (c) electronic telecopying (if confirmed in writing sent by personal delivery or by either of the means specified in (a) or (b) above), addressed as follows:

To Sellers:                            To Buyer:

c/o NewCare Health Corporation         JJS Properties, Inc.
6000 Lake Forest Drive, Suite 200      c/o Nationwide Health Properties, Inc.
Atlanta, Georgia 30328                 610 Newport Center Drive, Suite 1150
Attn:  Chris Brogdon &                 Newport Beach, California  92660
 Philip M. Rees, Esq.                  Attn: President and General Counsel
Facsimile:  (404) 255-5789             Facsimile:  (949) 759-6887

With Copy To:                          With Copy To:

Vincent, Berg, Stalzer & Menedez, P.C. Sherry, Coleman & Holthouse LLP
3699 Peachtree Road, N.E., Suite 1400  610 Newport Center Drive, Suite 1200
Atlanta, Georgia 30326                 Newport Beach, California  92660
Attn:  Gregory P. Youra, Esq.          Attn:  Kevin L. Sherry, Esq.
Facsimile:  (404) 812-5699             Facsimile:  (949) 719-1212

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any notice so given by electronic telecopying shall be deemed to have been given as of the date of dispatch by electronic means. Any such notice not so given as set forth in the two preceding sentences shall be deemed given upon receipt of the same by the party to whom the same is to be given. Any party hereto may designate a different address for itself by notice to the other party in accordance with this Section 8.14. In the event a party is not a natural person, delivery to an officer, director or partner of such party shall be deemed delivery to such party.

     8.15 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     8.16 Books and Records. In the event Buyer reasonably requires copies thereof, each Seller hereby covenants and agrees that it shall cooperate and comply in a timely fashion with Buyer's reasonable requests for delivery of any financial documents, instruments, bills, checks, invoices and other books and records relating to all or any part of the Property.

     8.17 Interpretation. Both Buyer and Sellers have been represented by counsel and this Agreement has been freely and fairly negotiated.
Consequently, all provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

     8.18 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and benefit of Buyer and Sellers and their permitted successors and assigns. Except as hereinafter provided, no other persons or entities shall have any right of action under this Agreement. The foregoing language shall not apply to Buyer's Designees, which are hereby made a third party beneficiary of Sections 4.1(b), 5.5(b)(i), 6.2, 7.1 and 7.3 of this Agreement, with the right to enforce such Sections of this Agreement.

     8.19 Joint and Several Obligations. The obligations of each of the entities executing this Agreement on behalf of Sellers shall be joint and several.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 "BUYER"

Witnesses:                       JJS PROPERTIES, INC.,
                                 a Delaware corporation

/s/ Dennis M. Manez
Name:  Denise M. Manez           By: /s/ Gary E. Stark
                                 Its:  Vice President
/s/ Lezlie F. Sherry
Name: /s/ Lezlie F. Sherry

                                 "SELLERS"

Witnesses:                       WINDWARD NURSING CENTER, INC.,
                                 a Georgia corporation

/s/ Kathy Pifer
Name: Kathy Pifer                By: /s/ Darrell C. Tucker
                                 Its: President
/s/ Kathy Branigan
Name: Kathy Branigan

Witnesses:                       HEALTHCARE FACILITIES LIMITED PARTNERSHIP
                                  I, a Louisiana limited partnership

/s/ Kathy Pifer                  By: Equity General Partner, Inc.,
Name: Kathy Pifer                    a Florida corporation
                                     General Partner
/s/ Kathy Branigan
Name: Kathy Branigan             By: /s/ Darrell C. Tucker
                                    Its: President


Witnesses:                       OAK MANOR NURSING HOME, LTD.,
                                 a Florida limited partnership

/s/ Kathy Pifer                  By: Equity General Partner, Inc.,
Name: Kathy Pifer                    a Florida corporation
                                     General Partner
/s/ Kathy Branigan
Name: Kathy Branigan             By: /s/ Darrell C. Tucker
                                    Its: President


Witnesses:                       CENTRAL TAMPA NURSING HOME, LTD., a
                                 Florida limited partnership

/s/ Kathy Pifer                  By: Equity General Partner, Inc.,
Name: Kathy Pifer                    a Florida corporation
                                     General Partner
/s/ Kathy Branigan
Name: Kathy Branigan             By: /s/ Darrell C. Tucker
                                    Its: President

                                 EXHIBIT A

                        LEGAL DESCRIPTION OF LAND

WINDWARD

ALL THAT TRACT OR PARCEL OF LAND, TOGETHER WITH ANY AND ALL IMPROVEMENTS THEREON, SITUATE, LYING AND BEING IN LAND LOT 97 OF THE 8TH DISTRICT G.M., HALL COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND ON THE SOUTHEASTERN RIGHT-OF-WAY OF CANTRELL ROAD, IRON PIN STANDING 1478 FEET MORE OR LESS IN A SOUTHWESTERLY DIRECTION FROM THE RIGHT-OF-WAY OF GEORGIA STATE HIGHWAY 13; THENCE RUNNING WITH PROPERTIES OF WAGES, GARNER AND WAGES S 27o 43' 06" E, FOR A DISTANCE OF
700.41 FEET TO AN IRON PIN FOUND; THENCE RUNNING WITH PROPERTY OF ATLANTA ONE LTD. PARTNERSHIP S 60o 31' 20" W, FOR A DISTANCE OF 400.10 FEET TO AN IRON PIN FOUND; CONTINUING WITH ATLANTA ONE LTD. PARTNERSHIP N 27o 41' 58" W (BASIS OF BEARINGS, P.B. 116 PAGE 120) A DISTANCE OF 700.09 FEET TO AN IRON PIN FOUND ON THE SOUTHEASTERN RIGHT-OF-WAY OF CANTRELL ROAD; THENCE ALONG THE RIGHT-OF-WAY OF SAID CANTRELL ROAD N 60o 28' 30" E, A DISTANCE OF 399.88 FEET TO THE POINT OF BEGINNING. CONTAINS 6.427 ACRES MORE OR LESS SHOWN ON A PLAT OF SURVEY PREPARED BY SMITH-ROBERTS NATIONAL CORPORATION, BEARING THE CERTIFICATION OF FULTON V. CLINKSCALES, JR. G.R.L.S. NO. 2197, DATED APRIL 29, 1997.

THIS BEING THE SAME PROPERTY CONVEYED BY LIMITED WARRANTY DEED FROM SOUTHMARK/NATIONAL HERITAGE, INC., A GEORGIA CORPORATION, TO ROBERT W. HAGAN ON FEBRUARY 22, 1990, AS RECORDED IN DEED BOOK 1444, PAGES 308-310, HALL COUNTY, GEORGIA DEED RECORDS.

OAK MANOR

A TRACT OF LAND IN THE SOUTHWEST 1/4 OF SECTION 5, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS COUNTY, FLORIDA, DESCRIBED AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 5, TOWNSHIP 30 SOUTH, RANGE 15 EAST, RUN NORTH 00o 32' 53" EAST, ALONG THE WEST LINE OF SAID SECTION 5, 337.54 FEET FOR A POINT OF BEGINNING; THENCE CONTINUE NORTH 00o32'53" EAST, ALONG SAID SECTION LINE, 300.39 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF INDIAN ROCKS ROAD (STATE ROAD S-697) AS PER RIGHT-OF-WAY DEED RECORDED IN OFFICIAL RECORDS BOOK 2191, PAGE 654, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA; THENCE RUN NORTH 44o49'57" EAST, ALONG THE SAID RIGHT-OF-WAY LINE,
86.58 FEET; THENCE CONTINUE NORTHEASTERLY ALONG SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT OF 1,382.40 FEET RADIUS (CHORD BEARING NORTH 45o22'54" EAST, CHORD DISTANCE 26.50 FEET) 26.50 FEET; THENCE RUN SOUTH 33o24'33" EAST, ALONG THE WESTERLY RIGHT-OF-WAY LINE OF HARBOR HEIGHTS DRIVE AS SHOWN IN PLAT OF HARBOR HEIGHTS (SEE PLAT BOOK 44, PAGE 50, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA) 57.86 FEET; THENCE RUN SOUTHERLY CONTINUING ON SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT OF 50.00 FEET RADIUS (CHORD BEARING SOUTH 16o25'50" EAST, CHORD DISTANCE OF 29.20), 29.63 FEET; THENCE RUN SOUTH 00o32'53" WEST, CONTINUING ON SAID RIGHT-OF-WAY LINE, 145.62 FEET; THENCE RUN SOUTHEASTERLY CONTINUING ON SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE LEFT OF 60.00 FEET RADIUS (CHORD BEARING SOUTH 18o43'36" EAST, CHORD DISTANCE 39.61 FEET), 40.37 FEET; THENCE RUN SOUTH 67o42'06" WEST, ALONG THE NORTHERLY LINE OF A LOT CONVEYED BY DEED RECORDED IN OFFICIAL RECORDS BOOK 1709, PAGE 35, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, 57.72 FEET; THENCE RUN SOUTH 00o39'52" WEST, ALONG THE WESTERLY LINE OF SAID LOT, 100 FEET TO THE SOUTHWESTERLY CORNER OF SAID LOT; THENCE RUN NORTH 89o20'08" WEST, ALONG A WESTERLY EXTENSION OF THE SOUTHERLY LINE OF SAID PLAT OF HARBOR

HEIGHTS, 79.67 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89o20'08" EAST, ALONG THE SOUTH LINE OF THE ABOVE MENTIONED LEGAL AND PLAT, 1334.30 FEET TO THE SOUTHEAST CORNER OF LOT 34, OF SAID PLAT; THENCE ALONG THE EAST LINE OF SAID PLAT TO THE SOUTH LINE OF HARBOR HEIGHTS MANOR, RECORDED IN PLAT BOOK 49, PAGE 15, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, NORTH 00o16'52" EAST, A DISTANCE OF 219.72 FEET; THENCE SOUTH 46o51'00" EAST, A DISTANCE OF
94.85 FEET; THENCE BY A CURVE TO THE LEFT HAVING A RADIUS OF 280.00 FEET, ARC OF 380.62 FEET, A CHORD BEARING OF SOUTH 85o47'34" EAST, A CHORD DISTANCE OF
351.98 FEET; THENCE BY A CURVE TO THE RIGHT HAVING A RADIUS OF 114.50 FEET, AN ARC DISTANCE OF 32.96 FEET, A CHORD BEARING OF NORTH 63o30'39" EAST, A CHORD DISTANCE OF 32.84 FEET; THENCE SOUTH 00o11'26" WEST, A DISTANCE OF 485.73 FEET TO THE SOUTH LINE OF SECTION 5, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS COUNTY; THENCE ALONG SAID LINE, NORTH 89o19'54" WEST, A DISTANCE OF 450.00 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF
SECTION 5; THENCE CONTINUE ON SAID LINE A DISTANCE OF 1,336.40 FEET TO THE SOUTHWEST CORNER OF SAID SECTION 5, TOWNSHIP 30 SOUTH, RANGE 15 EAST; THENCE ALONG THE WEST LINE OF SAID SECTION 5, TOWNSHIP 30, RANGE 15, NORTH 00o32'53" EAST, A DISTANCE OF 336.70 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH AN EASEMENT FOR INGRESS AND EGRESS AS RECORDED IN OFFICIAL RECORDS BOOK 3506, PAGE 936, AS AMENDED BY INSTRUMENT RECORDED IN OFFICIAL RECORDS BOOK 3538, PAGE 356, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.

CENTRAL TAMPA

PARCEL 1:

THE EAST 1/2 OF THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF
SECTION 4, TOWNSHIP 29 SOUTH, RANGE 19 EAST, HILLSBOROUGH COUNTY, FLORIDA, LESS THE SOUTH 150 FEET; LESS THE NORTH 180 FEET; LESS THE WEST 125 FEET AND LESS THE EAST 30 FEET FOR RIGHT-OF-WAY FOR 40TH STREET.

PARCEL 2:

THE NORTH 180 FEET OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 4, TOWNSHIP 29 SOUTH, RANGE 19 EAST, LESS THE
WEST 125 FEET AND LESS THE EAST 30 FEET FOR ROAD RIGHT-OF-WAY, ALL LYING IN HILLSBOROUGH COUNTY, FLORIDA.

DANIA

FROM A POINT ON THE WEST LINE OF SECTION 3, TOWNSHIP 51 SOUTH, RANGE 42 EAST, WHICH IS 1946.1 FEET SOUTH OF THE NORTHWEST CORNER OF SAID SECTION 3, GO EASTERLY ALONG THE NORTH LINE OF SW 5TH STREET, AS SHOWN BY THE PLAT OF COLLEGE TRACT, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 19, PAGE 9, PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, A DISTANCE OF 375 FEET TO A POINT OF BEGINNING, SAID POINT ALSO BEING THE SOUTHWEST CORNER OF LOT 20, BLOCK 8, OF COLLEGE TRACT 2ND ADDITION, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 19, PAGE 19, PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; THENCE CONTINUE EASTERLY 277.14 FEET TO THE INTERSECTION OF SAID NORTH LINE OF SW 5TH STREET WITH THE WEST LINE OF PHIPPEN ROAD, AS SHOWN ON SAID PLAT OF COLLEGE TRACT; THENCE GO NORTHEASTERLY ALONG THE SAID WEST LINE OF PHIPPEN ROAD A DISTANCE OF
206.64 FEET TO THE NORTHEAST CORNER OF LOT 14, OF SAID BLOCK 8; THENCE GO WESTERLY ALONG A LINE WHICH IS 200 FEET NORTH OF AND PARALLEL TO THE SAID NORTH LINE OF SW 5TH STREET, A DISTANCE OF 25 FEET; THENCE GO SOUTH 9 FEET; THENCE GO WEST 10 FEET; THENCE GO NORTH 9 FEET; THENCE CONTINUE WESTERLY 68.34

FEET TO THE NORTHWEST CORNER OF SAID LOT 14; THENCE GO SOUTHWESTERLY ALONG A LINE 103.34 FEET WEST OF AND PARALLEL TO THE SAID WEST LINE OF PHIPPEN ROAD A DISTANCE OF 103.34 FEET; THENCE GO WESTERLY 199.30 FEET ALONG A LINE WHICH IS 100 FEET NORTH OF AND PARALLEL TO THE NORTH LINE OF SW 5TH STREET; THENCE GO SOUTH 100 FEET TO THE POINT OF BEGINNING. THE SAID DESCRIBED LAND LYING AND BEING IN THE CITY OF DANIA, BROWARD COUNTY, FLORIDA, AND IN SECTION 3, TOWNSHIP 51 SOUTH, RANGE 42 EAST, AND ALSO KNOWN AS LOTS 14 TO 20, INCLUSIVE, BLOCK 8, OF COLLEGE TRACT 2ND ADDITION, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 19, PAGE 19, PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

                                EXHIBIT B

                   FORM OF BILL OF SALE AND ASSIGNMENT

      THIS BILL OF SALE AND ASSIGNMENT is made as of _____________________, 1999, by ___________________________________ ("Seller"), in favor of JJS
PROPERTIES, INC., a Delaware corporation ("Buyer") [OR BUYER'S DESIGNEE], pursuant to that certain Purchase and Sale Agreement dated as of April ____, 1999, by and among JJS Properties, Inc., a Delaware corporation, as buyer, and Seller and certain Affiliates of Seller, collectively as sellers (the "Purchase Agreement"). All initially-capitalized terms used herein and not otherwise defined herein shall have the same meaning given such terms in the Purchase Agreement.

      FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Seller does hereby grant, bargain, sell, convey, assign, transfer, set over, deliver to and vest in Buyer, its successors and assigns forever, all of Seller's right, title and interest in and to all of the following property, whether now existing or hereafter arising:

      (a) All Fixtures to the real property more particularly described on Exhibit A attached hereto (the "Real Property");

      (b)   All of the Personal Property;

      (c)   All of the Permits;

      (d)   All Warranties;

      (e) All deposits and bonds of Seller relating to the Property or any portion thereof, including, without limitation, deposits and bonds provided to any governmental agency for construction, use or operation of the Property;

      (f) All original reports, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits and grading permits relating to all or any part of the Real Property and all amendments, modifications, supplements, general conditions and addenda thereto. In the event Buyer reasonably requires copies thereof, Seller hereby covenants and agrees that it shall cooperate and comply in a timely manner with Buyer's reasonable requests for delivery of copies of all financial documents, instruments, bills, checks, invoices and all other books and records relating to all or any part of the Property;

      (g) All of Seller's legal and equitable claims, causes of action, and rights against the architects, engineers, designers, contractors, subcontractors, suppliers and materialmen and any other party who has supplied labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, marketing, construction, manufacturing or operation of all or any part of the Property;

      (h) All contracts of sale, if any, affecting the Property or any portion thereof and all deposits in connection therewith; and

      (i)   All casualty and liability insurance policies.

      Seller hereby represents and warrants to Buyer that Seller is the owner of all right, title and interest in and to the above property, that said property is free and clear of all liens, charges and encumbrances and that

Seller has full right, power and authority to sell said property and to make this Bill of Sale and Assignment. Seller shall warrant and forever defend title to said property unto Buyer.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the day and year first above written.

                                     "SELLER"



                                     By:     ___________________
                                     Name:   ___________________
                                     Title:  ___________________

                           SCHEDULE TO EXHIBIT B

                                EXHIBIT A

                     LEGAL DESCRIPTION OF REAL PROPERTY

                                 EXHIBIT C

                   FORM OF CERTIFICATE OF NON-FOREIGN STATUS

     ___________________________________ ("Seller"), is the owner of that certain real property more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Property"). Seller is one of the Sellers under that certain Purchase and Sale Agreement dated _______________________, 1999 (the "Purchase and Sale Agreement"), with respect to the Property, by and among Seller and certain Affiliates of Seller, collectively as sellers, and JJS PROPERTIES, INC., a Delaware corporation ("JJS"), as buyer.

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform JJS that withholding of tax will not be required when the Property is transferred pursuant to the Purchase and Sale Agreement, the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder;

     2. Seller's U.S. employer identification number is ______________________; and

     3.   Seller's office address is ______________________________________
__________________________________.

     Seller understands that this Certification may be disclosed to the Internal Revenue Service by NHP and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated as of:


                                  "SELLER"

                            SCHEDULE 1 TO EXHIBIT C

                                  EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

                                   EXHIBIT D

                                 FORMS OF DEEDS

                                  EXHIBIT E

                       FORM OF CLOSING PROCEDURE LETTER


                          _____________________, 1999


Chicago Title Insurance Company
c/o, Hughes and White
 2000 Riveredge Parkway, Suite 850
Atlanta, Georgia 30328
Attention:    Gregory D. Hughes, Esq.

      Re: Purchase and Sale Agreement dated April ___, 1999 (the "Purchase Agreement") by and among WINDWARD NURSING
             CENTER, INC., a Georgia corporation; HEALTHCARE FACILITIES LIMITED PARTNERSHIP I, a Louisiana limited partnership;
             OAK MANOR NURSING HOME, LTD., a Florida limited partnership; and CENTRAL TAMPA NURSING HOME, LTD., a Florida limited partnership (each a "Seller" and collectively the "Sellers"), and JJS PROPERTIES, INC., a Delaware corporation ("Buyer"); Your Order No.:_________________

Ladies and Gentlemen:

      Please refer to the Purchase Agreement, a copy of which is being delivered to you with this letter. Except as otherwise defined herein, all initially-capitalized terms used herein shall have the same meaning given such terms in the Purchase Agreement.

      This letter shall constitute your instructions with respect to the "Funds" and "Documents" described herein.

A.   Delivery of Funds.

      On or before _________________________, 1999 (the "Closing Date"), Buyer
shall wire-transfer to you an amount equal to any closing adjustments and prorations described in Article VI (the "Funds").

B.   Delivery of Documents.

     1. Delivery of Recordation Documents. On or before the Closing Date, you shall receive one fully executed and acknowledged original of each of the following documents (the "Recordation Documents"):

          (a) From Sellers, the Deeds referred to in Section 5.2(a) of the Purchase Agreement (the "Deeds").

     2. Delivery of Non-Recordation Documents. On or before the Closing Date, Sellers shall deliver to you one fully executed original of each of the following documents (the "Non-Recordation Documents"):

          (a) Pay-off letters or demands (the "Pay-Off Letters") from the then record holders or claimants of any encumbrance or monetary lien affecting the Property (other than monetary liens affecting the Property in favor of Buyer), stating the cash amount required to be paid and where and to whom such amount is to be paid in order to satisfy and discharge of record such encumbrances.

      3. Delivery and Approval of Closing Statement. On or before the Closing Date, you shall prepare and Sellers and Buyer shall approve and execute a closing statement showing the source and application of funds received by you and the costs and expenses incurred in connection herewith (the "Closing Statement").

      4. Definition of Documents. As used herein, "Documents" shall mean, collectively, the Recordation Documents, the Non-Recordation Documents and the Closing Statement.

C.   Conditions to Closing.

     The Funds shall not be disbursed and the Documents shall not be recorded, filed or delivered to any person or entity until each of the following conditions is satisfied:

     1. You have received the Funds and are unconditionally and irrevocably prepared to wire the same in accordance with Paragraph D hereof.

     2. You have received the Documents, all of the Documents have been executed by all of the parties thereto and acknowledged by a notary public where necessary, and you shall have telecopied the signature pages of such documents evidencing such execution to Kevin L. Sherry, Esq. at facsimile number (949) 719-1212.

     3. You are unconditionally and irrevocably prepared to record the Recordation Documents in accordance with Paragraph D hereof.

     4. You are unconditionally and irrevocably committed to issue the Title Policies, together with [LIST OF ENDORSEMENTS], subject only to those exceptions (the "Permitted Exceptions") which appear on the proforma title policy attached hereto as Exhibit A.

     5.   You have received the Written Authorization to Close.

     6. You have received all the necessary information for filing the form then required to be filed pursuant to Section 6045 of the Internal Revenue Code (the "Information Return") with respect to the transactions contemplated by the Purchase Agreement and you are unconditionally and irrevocably prepared to file the same. Buyer and Seller hereby agree, as between themselves, to cooperate in providing any information within their possession or control that is necessary for filing. The purchase and sale of the Property is the sale of "reportable real estate" within the meaning of U.S. Treasury Regulations
Section 1.605-4 (the "Regulations").

     YOU ARE THE "REAL ESTATE REPORTING PERSON" WITHIN THE MEANING OF THE REGULATIONS AND SHALL MAKE ALL REPORTS TO THE FEDERAL GOVERNMENT AS REQUIRED BY THE REGULATIONS.

     7. You have delivered to Buyer and Seller a written confirmation of the satisfaction of the foregoing conditions in the form of Schedule 2 hereto (which confirmation shall evidence your agreement to immediately take or cause to be taken the actions hereinafter set forth). Notwithstanding any failure or refusal by you to sign and deliver to Buyer and Seller this letter and/or the written confirmation in the form of Schedule 2, your recordation of any of the Recordation Documents shall constitute conclusive proof of your unconditional and irrevocable acceptance of, and agreement to comply with, all of the instructions set forth in this letter.

D.   Closing.

      If the conditions specified in Paragraph C above are satisfied on or before the Closing Date, then you shall immediately:

      1. Record the Recordation Documents in the Official Records of the applicable counties in Florida and Georgia in the order listed in Paragraph B above.

      2. Wire the respective amounts due to third parties (e.g., lien holders) under the Closing Statement in accordance with the respective instructions from such third parties.

      3. Wire the amount due each Seller under the Closing Statement in accordance with the wiring instructions to be provided by such Seller.

      4. Wire any amounts due Buyer under the Closing Statement in accordance with the following wiring instructions (the "Buyer Wiring Instructions"):

         Wells Fargo Bank
         420 Montgomery Street
         San Francisco, California
         ABA No. 121000248
         for the benefit of
         Nationwide Health Properties, Inc.
         Account No. 4692089329
         Upon receipt, notify Mark Desmond
         by telephone at (949) 718-4412

      5. Issue the Title Policies and deliver the same to Sherry, Coleman & Holthouse LLP, at the address specified in Paragraph E hereof, within 20 business days.

      6. File the Informational Return and all other filings and reports required pursuant to the Regulations and deliver copies of the same to counsel for Buyer and Sellers (at the respective addresses set forth below) within 3 business days.

E. Delivery of Documents. As soon as they are available, please deliver the Documents as follows:

      1. To Sherry, Coleman & Holthouse LLP, 610 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: Kevin L. Sherry, Esq., the following:

          (a)   The recorded original of each of the Recordation Documents;
and

          (b)   The originals of the remaining Documents.

      2.   To [Name and Address for delivery of Sellers documents]:

          (a)   A conformed copy of each of the Recordation Documents; and

          (b)   A copy of the remaining Documents.

F. Closing Costs. All closing costs incurred in carrying out your duties under this letter are to be billed in accordance with Section 6.1 of the Purchase Agreement.

G. Investment of Funds. As soon as you receive any portion of the Funds, you shall notify Buyer of such fact. If Buyer gives you written instructions to do so, you shall invest the Funds in treasury bills (or such other short-term investment as may be authorized by Buyer) for the benefit of Buyer.

H. Cancellation of Instructions. Notwithstanding anything to the contrary herein, if the conditions specified in Paragraph C hereof are not satisfied on or before the Closing Date, then, if you receive written instructions to cancel this transaction from any one of the undersigned parties hereto, the instructions set forth in Paragraphs A through E above shall be deemed canceled, you shall immediately return the Funds and any interest thereon to Buyer, in accordance with the Buyer Wiring Instructions and you shall destroy the Documents on the next business day thereafter.

I. Limitation of Liability. You are acting solely as closing agent, and you shall be liable solely for your failure to comply with the terms of this letter. The foregoing will not limit your liability as title insurer under the terms of the Title Policies (such liability being in accordance with the terms of such policy).

J. Execution by Counterparts; Facsimile Signatures. This letter of instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions. You are hereby authorized to accept facsimile signatures on this letter of instructions as original signatures, and such facsimile signatures are hereby deemed originals.

K. Interpleader. Buyer and Sellers expressly agree that if they give you contradictory instructions, you shall have the right, at your election, to file an action in interpleader requiring the Buyer and Sellers to answer and litigate their several claims and rights between themselves and you are authorized to deposit with the clerk of the court all documents and funds held by you. In the event such action is filed, Buyer and Sellers agree to pay your cancellation charges and costs, expenses and reasonable attorneys' fees which you are required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, you shall be fully released and discharged from all obligations to perform further any duties or obligations imposed hereunder.

                                  Very truly yours,

                                  "BUYER"

                                  JJS PROPERTIES, INC.,
                                  a Delaware corporation

                                  By:______________________________
                                     Gary E. Stark, Vice President

                                  "SELLERS"

                                  [Sellers' signature block]

ACCEPTED AND AGREED TO
as of the date first
above written:

CHICAGO TITLE INSURANCE COMPANY


By:____________________________
Its:___________________________

                            SCHEDULE 1 TO EXHIBIT E

                                   EXHIBIT A

                            PRO FORMA TITLE POLICIES

                           SCHEDULE 2 TO EXHIBIT E

                                  EXHIBIT B

                         CONFIRMATION BY TITLE COMPANY

                               ___________, 1999




JJS Properties, Inc.
c/o Sherry, Coleman & Holthouse LLP
610 Newport Center Drive, Suite 1200
Newport Beach, California 92660
Attention: Kevin L. Sherry, Esq.

Vincent, Berg, Stalzer & Menedez, P.A
3699 Peachtree Road, N.E., Suite 1400
Atlanta, Georgia 30326
Attn:  Gregory P. Youra, Esq.

      Re: Purchase and Sale Agreement dated April ___, 1999 (the "Purchase Agreement") by and among WINDWARD NURSING CENTER, INC., a Georgia corporation; HEALTHCARE FACILITIES LIMITED PARTNERSHIP I, a Louisiana limited partnership; OAK MANOR NURSING HOME, LTD., a Florida limited partnership; and CENTRAL TAMPA NURSING HOME, LTD., a Florida limited partnership (each a "Seller" and collectively the "Sellers"), and JJS PROPERTIES, INC., a Delaware corporation ("Buyer"); Your Order No.:_________________

Ladies and Gentlemen:

      Please refer to that certain letter (the "Letter of Instructions") captioned "CLOSING PROCEDURE LETTER", dated as of _________________________, 1999, from Sellers and Buyer to the undersigned.

      Pursuant to Paragraph D of the Letter of Instructions, we hereby confirm that each of the conditions to disbursement and recordation set forth in Paragraph C of the Letter of Instructions has been satisfied.

                                   Very truly yours,

                                   CHICAGO TITLE INSURANCE COMPANY


                                   By:_________________________________
                                   Its:________________________________

                                 EXHIBIT F

                    FORM OF WRITTEN AUTHORIZATION TO CLOSE

                                April __, 1999


Chicago Title Insurance Company
c/o, Hughes and White
 2000 Riveredge Parkway, Suite 850
Atlanta, Georgia 30328
Attention:    Gregory D. Hughes, Esq.

      Re: Purchase and Sale Agreement dated April ___, 1999 (the "Purchase Agreement") by and among WINDWARD NURSING CENTER, INC., a Georgia corporation; HEALTHCARE FACILITIES LIMITED PARTNERSHIP I, a Louisiana limited partnership; OAK MANOR NURSING HOME, LTD., a Florida limited partnership; and CENTRAL TAMPA NURSING HOME, LTD., a Florida limited partner-ship (each a "Seller" and collectively the "Sellers"), and JJS PROPERTIES, INC., a Delaware corporation ("Buyer"); Your Order No.:_________________

Ladies and Gentlemen:

      You are hereby authorized to comply with the instructions delivered to you in our Closing Procedure Letter dated _____________________, 1999.

      Please confirm your receipt hereof and compliance with the aforementioned instructions by contacting, via telephone, either Kevin L. Sherry, Esq., at (949) 719-2190 or Andrew P. Hanson, Esq., at (949) 719-2199.

      This Written Authorization to Close may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                                  "BUYER"

                                  JJS PROPERTIES, INC.,
                                  a Delaware corporation


                                  By:_________________________________
                                     Gary E. Stark, Vice President


                                  "SELLERS"

                                  [Sellers' signature block]





                                    F-1